SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 January 17, 2000
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                                (Date of Report)



                                   ITRON, INC.
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               (Exact Name of Registrant as Specified in Charter)

             Washington              0-22418                     911011792
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(State or Other Jurisdiction    (Commission File No.)          (IRS Employer
of Incorporation)                                           Identification No.)

                    2818 N. Sullivan Road, Spokane, WA 99216
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               (Address of Principal Executive Offices) (Zip Code)

                                 (509) 924-9900
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              (Registrant's Telephone Number, Including Area Code)
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Item 5.  Other Events

         Itron has set June 7, 2000 as the date for its 2000 annual meeting of shareholders. Proposals submitted by a shareholder under the federal proxy solicitation rules for inclusion in the Company's proxy materials for the 2000 annual meeting must be received by the Company by January 28, 2000.

         In addition, Itron's bylaws include advance notice provisions whereby shareholders desiring to bring business before the annual shareholders' meeting must do so in accordance with the terms of these provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to Itron's secretary regarding such business. Itron's bylaws provide that to be timely, the notice must be received at least 90 days prior to the anniversary date of the prior year's annual meeting. However, because the 2000 annual meeting has been set for a date that is approximately one month later than the date that Itron has historically held its annual meeting of shareholders, Itron will waive for 30 days the deadline established in its bylaws for shareholders to give notice of business they desire to bring before the meeting. Accordingly, a shareholder who intends to present a proposal at the 2000 annual meeting without inclusion of the proposal in Itron's proxy materials must provide written notice of the business they wish to propose to Itron's secretary no later than March 6, 2000.

         Itron reserves the right to reject, rule out of order, or take any other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Such proposals should be directed to the Corporate Secretary, Itron, Inc. P.O. Box 15288, Spokane, Washington 99215-5288.